Exhibit 99.2



                                 AMENDMENT NO. 1
                                       TO
                      RESTRICTED STOCK UNIT AWARD AGREEMENT



     This Amendment No. 1 to Restricted Stock Award Agreement, dated as of February 14, 2007 ("Amendment No. 1"), amends the Restricted Stock Unit Award Agreement, dated as of December 1, 2003 (the "RSU Agreement"), by and between SUPERVALU INC. (the "Company") and John H. Hooley (the "Participant").

     The Company and the Participant wish to amend the RSU Agreement in connection with the Participant's proposed retirement.

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Sections 3(b) of the RSU Agreement is hereby amended and restated in its entirety to provide as follows:

                  (b) Notwithstanding the vesting provisions contained in
         Section 3(a), but subject to the other terms and conditions contained herein, upon the Participant's termination of employment with the Company or a subsidiary of the Company after the date of this Amendment No. 1 due to his retirement, 22,800 of the Restricted Stock Units shall vest immediately and 17,200 of the Restricted Stock Units shall be forfeited by the Participant.

     2. Sections 3(c) and 3(d) of the RSU Agreement are hereby deleted in their entirety.

     3. Section 4 of the RSU Agreement is amended and restated in its entirety to provide as follows:

                  (a) If all or a portion of the Restricted Stock Units vest pursuant to Section 3 above, the Company shall make payment to the Participant by issuing one share of the Company's Common Stock for each Restricted Stock Unit that has vested pursuant to Section 3 above on the date the Participant reaches age 60 (the "Payment Date"). Promptly following the Payment Date, the Company shall cause to be issued one or more stock certificates, registered in the name of the participant, evidencing the shares issued in payment of the Restricted Stock Units.

                  (b) If the Participant should die before reaching age 60 and Restricted Stock Units shall have vested as of the date of such death as provided in Section 3 above, then, notwithstanding the payment provisions of Section 4(a) above, the Company promptly shall cause to be issued one or more stock certificates, registered in the name of the Participant's legal representatives, beneficiaries or heirs, as the case may be, evidencing the shares issued in payment of the vested Restricted Stock Units.

                  (c) For purposes of this Agreement, the date of the Participant's termination of employment shall be the date on which the Participant actually or effectively ceases to be an employee of the

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         Company or a subsidiary of the Company, in accordance with the
         Company's personnel policies. The Participant shall not be deemed to have terminated employment as a result of short-term illness, vacation or other authorized leave of absence, provided the Participant continues to be an employee and returns to his duties as an employee following the completion of such illness, vacation or other absence.

                  (d) The Participant shall also not be deemed to have terminated employment as a result of a disability, which renders the Participant incapable of returning to work. In the event of such a disability, the Restricted Stock Units shall continue to vest as and when provided in Section 3 and shall be paid as and when provided in
         Section 4(a) or Section 4(b) above as if the Participant had remained employed by the Company. For purposes of this Section 4(d), "disability" is defined as eligibility for long-term disability payments under the applicable Long-Term Disability Plan of the Company.

         4. All other provisions of the RSU Agreement will remain in full force and effect as set forth in the RSU Agreement and are not affected in any way by this Amendment No. 1.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed on the date first written above by their respective officers thereunto duly authorized.

                                          SUPERVALU INC.


                                          By  /s/ David Pylipow
                                             -----------------------------------
                                            Its   Executive Vice President
                                             -----------------------------------



                                          PARTICIPANT:

                                          /s/ John H. Hooley
                                          ------------------
                                          John H. Hooley





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